SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report:

                                December 3, 1998


                                  DESIGNS, INC.
             (Exact Name of registrant as specified in its charter)


      Delaware                  0-15898               04-2623104
(State or other jurisdiction  (Commission           (IRS Employer
    of incorporation)          File Number)       Identification No.)


  66 B Street, Needham, Massachusetts                       02494
(Address of principal executive offices)                  (Zip Code)


                                 (781) 444-7222
              (Registrant's telephone number, including area code)


Item 5.  Other Events

         1. As previously announced, on September 30, 1998, Designs, Inc. (the "Company") purchased nine Levi's(R) Outlet stores and 16 Dockers(R) Outlet stores from Levi's Only Stores, Inc. ("LOS Inc."), a subsidiary of Levi Strauss & Co. The terms and conditions of the purchase of these outlet stores are set forth in an Asset Purchase Agreement between the Company and LOS Inc. dated as of September 30, 1998 (the "Asset Purchase Agreement"), a copy of which is attached as Exhibit 10.1 hereto.

         2. As previously announced, on January 28, 1995, Designs JV Corp., a wholly-owned subsidiary of the Company, and LDJV Inc., a wholly-owned subsidiary of LOS Inc., entered into a Partnership Agreement (the "Partnership Agreement") to sell Levi's(R) brand jeans and jeans-related products through retail stores in a specified territory. The joint venture that was established by the Partnership Agreement is known as The Designs/OLS Partnership (the "OLS Partnership"). On October 31, 1998, Designs JV Corp., LDJV Inc. and the OLS Partnership entered into an Amendment and Distribution Agreement (the "Distribution Agreement") which, among other things, amends the terms of the Partnership Agreement and provides for the dissolution and winding up of the OLS Partnership. In accordance with the terms and conditions of the Distribution Agreement, on October 31, 1998, the OLS Partnership distributed 11 Levi's(R) Outlet stores to the Company and three Original Levi's Stores(TM) to LOS Inc. The Distribution Agreement contemplates that the OLS Partnership will dissolve and liquidators will be appointed when the last of its eight remaining Original Levi's Stores(TM) closes for business to the public, which the Company anticipates will occur, barring unforeseen circumstances, on or before January 30, 1999. A copy of the Distribution Agreement is attached as Exhibit 10.2 hereto.

         3. In connection with the Distribution Agreement, the Company entered into a Guaranty dated as of October 31, 1998 (the "Guaranty"). Under the Guaranty, the Company unconditionally guaranteed, among other things, the indemnification obligations of Designs JV Corp. set forth in the Partnership Agreement and the Distribution Agreement. A copy of the Guaranty is attached as
Exhibit 10.3 hereto.

         4. On November 15, 1996, the Company and Levi Strauss & Co. entered into a trademark license agreement which provides the terms upon which the Company is permitted to use certain Levi Strauss & Co. trademarks in connection with the operations of the Company's Levi's(R) Outlet by Designs stores. As previously announced, in connection with the transfer of outlet stores to the Company under the Asset Purchase Agreement and the Distribution Agreement, the Company and Levi Strauss & Co. entered into an Amended and Restated Trademark License Agreement dated as of October 31, 1998, a copy of which is attached as Exhibit 10.4 hereto.

         5. As previously announced, the Company entered into an Amended and Restated Loan and Security Agreement dated as of June 4, 1998 (the "Credit Agreement"), with BankBoston Retail Finance, Inc. ("BBRF"), a subsidiary of BankBoston, N.A., as agent for the lenders named therein (the "Lenders"). Effective September 29, 1998, the Company, BBRF and the Lenders entered into a First Amendment to the Credit Agreement, a copy of which is attached as Exhibit
10.5 hereto.

         6. Effective October 31, 1998, the Company, BBRF and the Lenders entered into a Second Amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.6 hereto.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 10.1 Asset Purchase Agreement, dated as of September 30, 1998, between Designs, Inc. (the "Company") and Levi's Only Stores, Inc.

         Exhibit 10.2 Amendment and Distribution Agreement, dated as of October 31, 1998, among The Designs/OLS Partnership, Designs JV Corp. and LDJV Inc.

         Exhibit 10.3    Guaranty, dated as of October 31, 1998, of the Company

         Exhibit 10.4 Amended and Restated Trademark License Agreement, dated as of October 31, 1998, between the Company and Levi Strauss & Co.

         Exhibit 10.5 First Amendment to Amended and Restated Loan and Security Agreement dated as of September 29, 1998, among the Company, BankBoston Retail Finance, Inc. ("BBRF"), as agent for the lenders named therein (the "Lenders"), and the Lenders

         Exhibit 10.6 Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 31, 1998, among the Company, BBRF and the Lenders



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DESIGNS, INC.



Date:  December 3, 1998             By: /s/ Carolyn R. Faulkner
                                        -------------------------------------
                                        Carolyn R. Faulkner, Vice President,
                                        Chief Financial Officer and Treasurer